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                                                                 EXHIBIT 10.9

                               SUBLEASE AGREEMENT


      THIS Sublease Agreement, dated this 12th day of June, 1995, made and entered into between MICROSOLUTIONS TECH INC., a corporation with an office at 7860 E. Berry Avenue, Greenwood Village, Colorado 80111, as Sublessor and J. D. EDWARDS & COMPANY, a Colorado corporation with an office at 8055 E. Tufts Avenue, Denver, Colorado 80237, as Sublessee (whether one or more).

                                   WITNESSETH

      1. Sublessor hereby demises, leases and lets unto Sublessee the following described premises in Denver County, State of Colorado to wit:

           An office suite located on the 8th floor of the Stanford Place I Building consisting of 1,418 useable square feet and 1,212 rentable square feet, including proportionate share of common areas, as more particularly described on Exhibit A attached hereto and made a part hereof said premises being located at 8055 E. Tufts Avenue in the city of Denver, Colorado, together with the buildings and equipment, if any, located thereon and owned by Sublessor for the following term:

      Beginning on the 12th day of June, 1995, and ending on the 25th day of August 1995.

      2. Sublessee agrees to pay to Sublessor, with rental checks payable to MICROSOLUTIONS TECH INC., (until notified to pay differently) the sum of One Thousand Six Hundred Forty-Four and 72/100 Dollars ($1,644.72) per month payable monthly in advance. Sublessor acknowledges receipt of the first and last full month's rental together with any portion due from date hereof until the first day of the succeeding month. Without limiting any of Sublessor's other rights herein, it is agreed that if rentals are delinquent for a period of thirty (30) days, Sutblessor may assess Sublessee a one percent (1%) per month delinquency charge on the unpaid rentals. In the event the delinquency charge above is deemed excessive by federal or state law, then the highest applicable charge shall be assessed.

      3. SUBLESSEE AGREES THAT IT HAS MADE A PERSONAL INSPECTION OF THE LEASED PREMISES AND ANY BUILDINGS AND OTHER IMPROVEMENTS THEREON AND IS SATISFIED WITH CONDITION AND FITNESS THEREOF AND ACCEPTS THE SAME "AS IS"; PROVIDED, HOWEVER, SUBLESSEE AGREES TO CORRECT AT ITS OWN EXPENSE, ANY SIGNIFICANT OBVIOUS DAMAGE IT MAY HAVE DONE TO THE LEASED PREMISES PRIOR TO SUBLESSEE'S OCCUPANCY. SUBLESSOR DOES NOT WARRANT EITHER EXPRESSLY OR IMPLIEDLY THE CONDITION OR FITNESS OF THE PROPERTY LEASED HEREUNDER, ANY SUCH WARRANTY BEING HEREBY EXPRESSLY NEGATIVED.



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      4. Sublessee shall defend, indemnify and save Sublessor harmless for any losses, costs or expenses resulting from suits, demands or other claims for damages to persons or property, arising out of the use or existence of the buildings, structures, improvements and other personal property located on the leased premises except where such damages arise out of the gross negligence or willful misconduct of Sublessor, its employees, agents or invitees; however, Sublessor at his election may intervene or provide its own defense.

      5. Upon termination of this Sublease, Sublessee agrees to peacefully quit and surrender possession of the leased premises. If Sublessee fails to so quit and surrender possession, Sublessor shall have the right to take possession by any lawful means, using such force as may be necessary, without being deemed guilty of any trespass, and without the necessity of first resorting to any court process. If Sublessee shall remain in possession after the date of expiration or termination of this Sublease and after the effective date of notice by Sublessor to terminate this Sublease, the Sublessee will pay as rent for the leased premises during such time a sum equal to one hundred twenty five percent (125%) of the rent herein provided.

      6. Should Sublessor's interest in the premises leased hereunder be that of a lessee then this Sublease shall automatically terminate without notice upon the termination, for any cause whatsoever including action or inaction of Sublessor, of Sublessors leasehold estate in the premises leased hereunder.

      7. All notices required or which may be given hereunder shall be considered as properly given if delivered in writing, personally or sent by certified United States Mail, postage prepaid with return receipt requested, addressed as follows:

               Sublessor:     MICROSOLUTIONS TECH INC.
                              7860 E. Berry Avenue Greenwood
                              Village, CO 80111

               Sublessee:     J.D. EDWARDS & COMPANY
                              8055 E. Tufts Avenue
                              Denver, CO 80237

      8. This Sublease shall not be binding on Sublessor or Sublessee unless or until executed on its behalf by an officer of the company or an employee having actual authority to execute this Sublease.

      9. This Sublease includes the General Conditions attached hereto which are by reference incorporated herein. This instrument with the General Conditions so incorporated and any Annex attached hereto constitute the complete agreement of the parties hereunder and there are no oral agreements or understandings between the parties concerning the property covered by this Sublease Agreement.



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      EXECUTED the day and year first above written.

WITNESS:                            MICROSOLUTIONS TECH INC.
                                    SUBLESSOR

_________________                   By: /s/ signature unreadable

_________________                   Title: _________________

WITNESS:                            J.D. EDWARDS & COMPANY SUBLESSEE

_________________                   By: _____________________

_________________                   Title: __________________

                                CONSENT OF LESSOR

The undersigned, as the Lessor under the Lease Agreement referenced in Paragraph 5 of the General Conditions attached hereto, hereby gives the consent of Lessor to the foregoing Sublease and approves of the Sublessee therein as required by the provisions of said Lease Agreement.


                                    ----------------------------------
                                    Phillips Petroleum Company, Lessor

                                    By: /s/ Signature unreadable
                                          Attorney-in-Fact
                                  Date: 6/27/95








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                               GENERAL CONDITIONS


A. Sublessee covenants and agrees that it will not permit any illegal or immoral activity on the leased premises nor will it permit any nuisance to be created or maintained thereon.

B. Upon failure of Sublessee to pay rentals or any part thereof when due or upon Sublessee's failure to carry out any obligation placed on it under this Sublease or upon the death of Sublessee or upon Sublessee's making an assignment for benefit of creditors, filing a voluntary petition in bankruptcy or being adjudicated bankrupt or insolvent, Sublessor may, without notice, declare this Sublease at an end and void, and may re-enter and take possession of said premises, and may recover rentals due in any appropriate action at law, or may recover the possession of said premises and damages for the detention thereof and/or for such failure by any appropriate remedy at law or in equity.

C. Sublessor shall pay all charges for utilities and other services supplied to the premises as and when the same shall come due.

D. Sublessor shall render for taxation and pay all taxes and assessments, general and special, on the leased premises and any buildings or other improvements permanently affixed to the realty. Sublessee shall pay all taxes and assessments on all property owned by Sublessee and located on the leased premises.

E. Sublessee shall pay to Sublessor together with each rental payment the amount of any sales and/or use tax due thereon.

F. At his own expense Sublessee shall keep the leased premises and all buildings and other improvements located thereon in good repair. Sublessee will upon the expiration or termination of this Sublease for any reason deliver up the property leased hereunder to Sublessor in as good condition as when received by Sublessee, depreciation due to a reasonable use thereof excepted.

G. Sublessee shall make no alterations in or upon the leased premises without the prior written consent of the Sublessor, and all additions, fixtures or improvements which may be made by Sublessee, except moveable furnishings, shall become the property of Sublessor and remain upon the leased premises as a part thereof, and be surrendered with the leased premises at the termination of this Sublease.

H. Sublessee agrees to obtain and maintain at its expense at all times during the term hereof the following insurance:



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      1.   Workmen's Compensation Insurance in compliance with the laws of the state in which the leases premises are located and Employer Liability Insurance with limits of not less than $100,000.

      2. Comprehensive Public Liability Insurance covering Sublessee's use and occupancy of the leased premises with bodily injury, including death, limit of not less than $1,000,000 per occurrence and property damage limit of not less than $300,000 per occurrence.

      Sublessee shall upon request furnish Sublessor with certified copies of the policies or certificates evidencing the above insurance.

I. Sublessee shall not sell, hypothecate or assign this Sublease or sublet the premises without the prior written consent of Sublessor which consent shall not be unreasonably withheld.

J. This Sublease is subject to all of the terms and conditions of that certain lease Agreement dated September 4, 1992 and Amendment dated December 31, 1992 between Phillips Petroleum Company, as Lessor and Microsolutions, as Lessee, a copy of said Lease Agreement being attached hereto as Exhibit B and made a part hereof.

K. Total lease rental for the primary term hereof amount to $4,111.80 payable in monthly installments as provided hereinabove.

L. Sublessee shall pay its allocated and proportionate share of any increase in operating costs as defined in Paragraph 2 of Exhibit B hereof in excess of such costs incurred in Sublessee's base year which base year shall be defined as the period June 1, 1995 through December 31, 1992. It is agreed that Sublessee's allocated percentage of Sublessor's operating costs shall be .738% of the operating costs payable by Sublessor to Lessor pursuant to the Lease Agreement referenced in Paragraph M above. The method of billing Sublessee for any such increase shall be consistent with the provisions of said Paragraph 2.








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